UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.__)

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Lemonade, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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NOTICE & PROXY STATEMENT
Annual Meeting of Stockholders

June 9, 2021
10:00 a.m. (Eastern time)

LEMONADE, INC. 5 Crosby Street, 3rd Floor New York, New York 10013

April 30, 2021

To Our Stockholders:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Lemonade, Inc. at 10:00 a.m. Eastern time, on Wednesday, June 9, 2021. In light of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

The Notice of Annual Meeting of Stockholders and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting. Please see the section called “Who can attend the Annual Meeting?” on page 3 of the proxy statement for more information about how to attend the meeting online.
Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. If you decide to attend the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy.
Thank you for your support.
Sincerely,
Daniel Schreiber
Co-Founder, Chief Executive Officer and Chairman of the Board of Directors

LEMONADE, INC.
5 Crosby Street, 3rd Floor
New York, New York 10013

Notice of Annual Meeting of Stockholders
To Be Held Wednesday, June 9, 2021

The Annual Meeting of Stockholders (the “Annual Meeting”) of Lemonade, Inc., a public benefit corporation organized under Delaware law (the “Company”), will be held at 10:00 a.m. Eastern time on Wednesday, June 9, 2021. In light of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LMND2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•To elect Daniel Schreiber, Michael Eisenberg and Caryn Seidman-Becker as Class I Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
Holders of record of our common stock as of the close of business on April 16, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Shai Wininger, President, Chief Operating Officer and Secretary, at ir@lemonade.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available during the Annual Meeting after entering the 16-digit control number included on your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.
It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.
By Order of the Board of Directors
Shai Wininger
President, Chief Operating Officer and Secretary
New York, New York
April 30, 2021

LEMONADE, INC.
5 Crosby Street, 3rd Floor
New York, New York 10013
PROXY STATEMENT
This proxy statement is furnished in connection with the solicitation by the Board of Directors of Lemonade, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 9, 2021 (the “Annual Meeting”), at 10:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In light of the COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/LMND2021 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials.
Holders of record of shares of our common stock, $0.00001 par value per share, as of the close of business on April 16, 2021 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were 61,375,736 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
This proxy statement and the Company’s Annual Report to Stockholders for the year ended December 31, 2020 (the “2020 Annual Report”) will be released on or about April 30, 2021 to our stockholders on the Record Date.
In this proxy statement, “Lemonade”, “Company”, “we”, “us”, and “our” refer to Lemonade, Inc.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 9, 2021

This Proxy Statement and our 2020 Annual Report to Stockholders are available at
http://www.proxyvote.com/
Proposals
At the Annual Meeting, our stockholders will be asked:
•To elect Daniel Schreiber, Michael Eisenberg, and Caryn Seidman-Becker as Class I Directors to serve until the 2024 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;
•To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and
•To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board
The Board of Directors (the “Board”) recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:
•FOR the election of Daniel Schreiber, Michael Eisenberg and Caryn Seidman-Becker as Class I Directors; and
•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.
If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Information About This Proxy Statement
Why you received this proxy statement. You are viewing or have received these proxy materials because Lemonade’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.
Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, Lemonade is making this proxy statement and its 2020 Annual Report available to its stockholders electronically via the Internet. On or about April 30, 2021, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2020 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2020 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.
Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.
Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2021 ANNUAL MEETING OF STOCKHOLDERS
Who is entitled to vote at the Annual Meeting?
The Record Date for the Annual Meeting is April 16, 2021. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 61,375,736 shares of common stock outstanding and entitled to vote at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.
Am I entitled to vote if my shares are held in “street name”?
Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in "street name", and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16 digit control number or otherwise vote through the bank or broker.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.
Who can attend the Annual Meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, Lemonade has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/LMND2021. To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may also join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 10:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:55 a.m., Eastern time, and you should allow ample time for the check-in procedures.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present at the scheduled time of the Annual Meeting, the Chairperson of the Annual Meeting is authorized by our Amended and Restated Bylaws to adjourn the meeting, without the vote of stockholders.

What does it mean if I receive more than one Internet Notice or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.
How do I vote?
Stockholders of Record. If you are a stockholder of record, you may vote:
•by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
•by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or
•Electronically at the Meeting—If you attend the meeting online, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.
Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 8, 2021. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials.
Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.
Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. You may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.
Can I change my vote after I submit my proxy?
Yes.
If you are a registered stockholder, you may revoke your proxy and change your vote:
•by submitting a duly executed proxy bearing a later date;
•by granting a subsequent proxy through the Internet or telephone;
•by giving written notice of revocation to the Secretary of Lemonade prior to or at the Annual Meeting; or
•by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.
If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16 digit control number or otherwise voting through your bank or broker.
Who will count the votes?
A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.
What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 3 of this proxy statement, as well as with the description of each proposal in this proxy statement.
Will any other business be conducted at the Annual Meeting?
We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.
Why hold a virtual meeting?
As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/LMND2021. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/LMND2021.
Will there be a question and answer session during the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•irrelevant to the business of the Company or to the business of the Annual Meeting;
•related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•related to any pending, threatened or ongoing litigation;
•related to personal grievances;
•derogatory references to individuals or that are otherwise in bad taste;
•substantially repetitious of questions already made by another stockholder;
•in excess of the two question limit;
•in furtherance of the stockholder’s personal or business interests; or
•out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chairperson or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.	Votes withheld and broker non-votes will have no effect.
Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast affirmatively or negatively.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?
A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of Ernst & Young LLP.

What are broker non-votes and do they count for determining a quorum?
Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.
Where can I find the voting results of the Annual Meeting?
We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors
We currently have eight (8) directors on our Board. At the Annual Meeting, three (3) Class I Directors, Daniel Schreiber, Michael Eisenberg and Caryn Seidman-Becker, are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2024 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.
As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The current class structure is as follows: Class I, whose term currently expires at the 2021 Annual Meeting of Stockholders and whose subsequent term will expire at the 2024 Annual Meeting of Stockholders; Class II, whose term will expire at the 2022 Annual Meeting of Stockholders and whose subsequent term will expire at the 2025 Annual Meeting of Stockholders; and Class III, whose term will expire at the 2023 Annual Meeting of Stockholders and whose subsequent term will expire at the 2026 Annual Meeting of Stockholders. The current Class I Directors are Daniel Schreiber, Michael Eisenberg, and Caryn Seidman-Becker; the current Class II Directors are Shai Wininger, Irina Novoselsky and Mwashuma Nyatta; and the current Class III Directors are Joel Cutler and Silvija Martincevic.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed from time to time by the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock entitled to vote in the election of directors.
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a Class I Director of the person whose name and biography appears below. In the event that any of Mr. Schreiber, Mr. Eisenberg or Ms. Seidman-Becker should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that any of Mr. Schreiber, Mr. Eisenberg or Ms. Seidman-Becker will be unable to serve if elected. Each of Mr. Schreiber, Mr. Eisenberg and Ms. Seidman-Becker has consented to being named in this proxy statement and to serve if elected.
Vote required
The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I Directors.
Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the election of each of the below Class I Director nominees.
Nominees For Class I Director (terms to expire at the 2024 Annual Meeting)
The current members of the Board of Directors who are also nominees for election to the Board of Directors as Class I Directors are as follows:

Name	Age	Served as a Director Since	Position with Lemonade
Daniel Schreiber	50	2015	Co-Founder, Chief Executive Officer and Chairman of the Board
Michael Eisenberg	49	2015	Lead Independent Director
Caryn Seidman-Becker	48	2018	Director

The principal occupations and business experience, for at least the past five years, of each Class I Director nominee for election at the 2021 Annual Meeting are as follows:
Daniel Schreiber
Daniel Schreiber has served as our Co-Founder, Chief Executive Officer, and Chairman of our Board since our founding in June 2015. Prior to co-founding Lemonade in 2015, Mr. Schreiber served as President and a member of the board of directors of Powermat Technologies Ltd., a wireless charging solutions and technology company, from 2011 to 2015. From 2003 to 2011, he served as Senior Vice President of Marketing and Vice President of Marketing and Business Development at SanDisk and M-Systems (which was acquired by SanDisk in 2006), respectively. In 1997, Mr. Schreiber co-founded and acted as the Chief Executive Officer of Alchemedia Inc., an internet security software company acquired by Finjan Software in 2002. Prior to that, Mr. Schreiber practiced corporate commercial law at Herzog, Fox & Neeman, and was a member of the Israeli Bar Association. He holds a Bachelor of Laws with First Class Honors from King’s College London. We believe Mr. Schreiber is qualified to serve on our board of directors due to his perspective and experience from serving as a Co-Founder and Chief Executive Officer, as well as his experience leading technology companies.
Michael Eisenberg
Michael Eisenberg has served as a member of our Board since July 2015 and as our Lead Independent Director since March 2021. Mr. Eisenberg is a Partner at Aleph, an early stage venture capital fund that invests in Israeli entrepreneurs, which he joined in July 2013. In addition to his role on our board of directors, Mr. Eisenberg serves as a member of the board of several private companies. He holds a Bachelor of Arts in Political Science from Yeshiva University. We believe Mr. Eisenberg is qualified to serve on our board of directors due to his technology investment experience and his service as a director at numerous companies.

Caryn Seidman-Becker
Caryn Seidman-Becker has been a member of our Board since July 2018. Ms. Seidman-Becker is the Chairman and Chief Executive Officer of CLEAR, having led the acquisition and relaunch of the company in 2010. From 2002 to 2009, she was the Managing Partner of Arience Capital, where she built an asset management firm with $1.5 billion assets under management. Ms. Seidman-Becker has also served as a member of the board of directors and as a member of the audit committee of CME Group, Inc., a public financial market company. She holds a Bachelor of Science in Political Science from the

University of Michigan. We believe Ms. Seidman-Becker is qualified to serve on our board of directors due to the strategic and operational insights she has gained from her experience serving as Chairman and Chief Executive Officer and leading an asset management firm.

Continuing members of the Board of Directors:
Class II Directors (terms to expire at the 2022 Annual Meeting)
The current members of the Board of Directors who are Class II Directors are as follows:

Name	Age	Served as a Director Since	Position with Lemonade
Shai Wininger	47	2015	Co-Founder, President, Chief Operating Officer, Secretary and Director
Irina Novoselsky	36	2021	Director
Mwashuma Nyatta	41	2018	Director
The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:
Shai Wininger
Shai Wininger has served in various roles, including as our Co-Founder, President, Secretary, Treasurer, Chief Operating Officer, Chief Technology Officer, and a member of our Board, since our founding in June 2015. Prior to co-founding Lemonade in 2015, Mr. Wininger founded Fiverr Ltd. in 2009, and as the Chief Technology Officer, managed the engineering, design, and product departments, and continued to serve on its board of directors until 2019. Prior to 2010, Mr. Wininger served in senior management capacities for companies including: from 2005 to 2010, Mobideo Aerospace, an industrial grade analytics and control platform; from 2003 to 2005, Handsmart Software, a mobile licensing platform for content driven, mobile apps; and from 1999 to 2003, Trimus Inc., a virtual reality web browser. Mr. Wininger also served as a resident faculty member of Computer Graphics at The Neri Bloomfield Academy of Design and Education from 2002 to 2007 in Haifa, Israel. We believe Mr. Wininger is qualified to serve on our board of directors due to his visionary perspective, technical acumen, and experience in founding technology companies.
Irina Novoselsky
Irina Novoselsky has been a member of our board since April 2021. In 2018, Ms. Novoselsky was named the Chief Executive Officer and a member of the Board of CareerBuilder, a global media and SaaS business in the HR tech space. Ms. Novoselsky initially joined CareerBuilder as its President and Chief Operating Officer in 2017. Previously, Ms. Novoselsky served as the President of Novitex Enterprise Solutions from 2014 to 2017, a technology outsourcing business, where she also served as interim CFO in 2014. Prior to Novitex, Ms. Novoselsky was an investment professional at Apollo Global Management in the Private Equity Group and an investment banker in the M&A Group at Morgan Stanley. Ms. Novoselsky currently serves as a member of the Board of Directors at World Business Chicago, a public-private economic development agency. She graduated magna cum laude from the Stern School of Business at New York University. We believe Ms. Novoselsky is qualified to serve on our board of directors due to her business to business and business to consumer experience driving growth and operational efficiency for large, global, complex organizations and financial acumen.

Mwashuma (Shu) Nyatta

Mwashuma (Shu) Nyatta has served as a member of our Board since November 2018. In addition to his role on our Board, Mr. Nyatta also serves as SoftBank’s representative on a number of boards of companies across multiple industries, including technology, communications, and financial services. Mr. Nyatta is a Managing Partner at SoftBank Group International, where he oversees investments in a broad range of companies. Prior to that, he served as Vice President at J.P. Morgan from 2011 to 2015. Mr. Nyatta has passed the Series 63 Uniform Securities Agent State Law Exam and the Series 79 Investment Banking Representative Exam, both administered by FINRA. He holds a Bachelor of Arts in Economics from Harvard College, as well as a Master of Science in Anthropology with Distinction from Oxford University, where he was a Rhodes Scholar. We believe Mr. Nyatta is qualified to serve on our board of directors due to his experience in the finance field and his service as a director at numerous companies.

Class III Directors (terms to expire at the 2023 Annual Meeting)
The current members of the Board of Directors who are Class III Directors are as follows:

Name	Age	Served as a Director Since	Position with Lemonade
Joel Cutler	63	2016	Director
Silvija Martincevic	41	2021	Director
The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

Joel Cutler
Joel Cutler has served as a member of our Board since November 2016. Mr. Cutler is the Co-Founder of and a Managing Director at General Catalyst Partners, which he joined in April 2000. In addition to his role on our board of directors, Mr. Cutler serves as a member of the board of directors of several private companies and nonprofit organizations. He holds a Bachelor of Arts in Government and Economics from Colby College and a Juris Doctor from Boston College Law School. We believe Mr. Cutler is qualified to serve on our board of directors due to his experience in a wide range of industries, his leadership experience at a venture capital firm, and his service as a director at numerous companies.
Silvija Martincevic
Silvija Martincevic has served as a member of our Board since April 2021. Ms. Martincevic is the Chief Commercial Officer for Affirm, Inc., a consumer lending company, and is responsible for commercial, partnership, and marketing strategy. Before joining Affirm, from 2011 until 2018, Ms. Martincevic served a variety of roles including Chief Operating Officer and Chief Marketing Officer of Groupon’s international business across Europe, Asia, and Australia. Ms. Martincevic also spent 10 years in the investment management industry managing investments and portfolio risk for large institutions. In 2003, she co-founded Zenna Financial Services, an index equity asset manager, and served as its Chief Executive Officer until the company was acquired in 2007, and later held other senior leadership roles in the investment and hedge fund industry investing in women and minority-owned funds. Ms. Martincevic earned her B.A. in Economics at Beloit College and M.B.A. in Econometrics and Statistics from the Booth School of Business at the University of Chicago. We believe Ms. Martincevic is qualified to serve on our board of directors due to her strategic and operational background in financial technology and her experience in growing and scaling a variety of consumer technology companies.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.
Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2020. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the 2021 Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
In the event that the appointment of Ernst & Young LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent registered public accounting firm for the fiscal year ending December 31, 2022. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent registered public accounting firm at any time if it determines that such a change is in the interest of the Company.
Vote Required
This proposal requires the affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2021.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed the audited consolidated financial statements of Lemonade, Inc. (the “Company”) for the fiscal year ended December 31, 2020 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.
The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.
Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

Joel Cutler
Caryn Seidman-Becker

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services, and billed to us in each of the last two fiscal years for other services:

Fee Category	2020	2019
Audit Fees	$1,365,438	$2,619,249
Audit-Related Fees	22,530	16,040
Tax Fees	120,799	120,060
All Other Fees	360,000	—
Total Fees	$1,868,767	$2,755,349
Audit Fees
Audit fees consist of professional services rendered for the annual audit of consolidated financial statements, audit of statutory financial statements of subsidiaries and review of quarterly consolidated financial statements for the years ended December 31, 2020 and 2019. The 2019 fees include audit fees for the reissuance of 2017 and 2018 audit opinions under PCAOB standards and Sarbanes Oxley Act of 2002 (SOX) control gap assessment findings and recommendations.
Audit-Related Fees
Audit-related fees consist of System Organizational Controls Type 2 report on controls assessment over information technology systems.
Tax Fees
Tax fees consist of professional services rendered for tax compliance services for the years ended December 31, 2020 and 2019 and various tax consultation services.
All Other Fees
All other fees consist of review of our Registration Statement on Form S-1 and related underwriter comfort letter procedures in connection with our initial public offering ("IPO").
Audit Committee Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage Ernst & Young LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by Ernst & Young LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. On a periodic basis, the Audit Committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by Ernst & Young LLP without first obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position
Daniel Schreiber (1)	50	Co-Founder, Chief Executive Officer, Chairman of the Board
Shai Wininger (2)	47	Co-Founder, President, Chief Operating Officer, Secretary and Director
Tim Bixby (3)	56	Chief Financial Officer
John Peters (4)	49	Chief Insurance Officer
Jorge Espinel (5)	49	Chief Business Development Officer

(1)    See biography on page 8 of this proxy statement.
(2)    See biography on page 9 of this proxy statement.
(3)    Tim Bixby has served as our Chief Financial Officer since June 2017. Since February 2021, he has served as a director and as chair of the audit committee of the board of directors of Rent the Runway, a leading e-commerce fashion rental and resale business. Prior to joining Lemonade, Mr. Bixby served as Chief Financial Officer of Shutterstock, Inc., a digital content licensing marketplace, from 2011 to 2015. From 1999 to 2011 he served as the Chief Financial Officer, President, and a member of the board of directors of LivePerson, Inc., a provider of cloud mobile and online business messaging solutions. He holds a Bachelor of Arts in Mathematics from Dartmouth College and a Master of Business Administration from Harvard Business School.
(4)    John Peters has served as our Chief Insurance Officer since September 2016. Prior to joining Lemonade, during the period from 2011 to 2016, he served as the Executive Vice President of Commercial Insurance Operations and the Chief Underwriting and Product Officer, Regional Companies Group for Liberty Mutual Insurance in Boston. Mr. Peters also spent ten years at McKinsey & Company’s global property-casualty insurance practice, serving in various roles including partner. He holds a Bachelor of Arts in Mathematics and German from Bowdoin College and is a former fellow of the Casualty Actuarial Society.
(5)    Jorge Espinel has served as our Chief Business Development Officer since October 2018. Prior to joining Lemonade, from 2013 to 2018, he served as the Vice President of Global Business Development at Spotify. Mr. Espinel also spent 2009 to 2013 at News Corporation’s Digital Media Group, now 21st Century Fox, serving as the Executive Vice President of Corporate Strategy and Development. From 2008 to 2009, Mr. Espinel served as an investment partner with Fuse Capital, formerly Velocity Interactive Group. In addition, Mr. Espinel served as the Vice President of Corporate Strategy and Mergers and Acquisitions at America Online from 2002 to 2007. He holds a Bachelor of Science in Economics and a Bachelor of Arts in International Relations, magna cum laude, from University of Pennsylvania’s The Wharton School and the College of Arts and Sciences.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and charters for our Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Business Conduct and Ethics in the “Governance” section under “Governance Documents” of our investor relations page of our website located at investor.lemonade.com, or by writing to our Secretary at our offices at 5 Crosby St. 3rd Floor, New York, New York 10013.
Board Composition
Our Board of Directors currently consists of eight members: Daniel Schreiber, Shai Wininger, Joel Cutler, Michael Eisenberg, Silvija Martincevic, Irina Novoselsky, Mwashuma Nyatta, and Caryn Seidman-Becker. As set forth in our Amended and Restated Certificate of Incorporation, the Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that the authorized number of directors may be changed only by resolution of the Board of Directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our Board of Directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of our Company. Our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote in the election of directors.
Director Independence
Joel Cutler, Michael Eisenberg, Silvija Martincevic, Irina Novoselksy, Mwashuma Nyatta, and Caryn Seidman-Becker each qualify as “independent” in accordance with the listing requirements of The New York Stock Exchange (the “NYSE”). Our Board determined that each of G. Thompson Hutton and Haim Sadger qualified as independent during the period in which each served on our Board in 2020 until their respective departures on April 21, 2021. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including that Mr. Cutler, Mr. Eisenberg, Mr. Nyatta and Mr. Sadger are affiliated with certain of our significant stockholders. Daniel Schreiber and Shai Wininger are not independent. There are no family relationships among any of our directors or executive officers.
Director Candidates
The Nominating and Corporate Governance Committee is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’

independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. Michael Eisenberg, one of our Class I Director nominees, is a Partner at Aleph, an early stage venture capital fund, and began serving on the Board in connection with Aleph's investment in the Company in July 2015. Caryn Seidman-Becker, another one of our Class I Director nominees, was initially identified as a potential director candidate by Michael Eisenberg and was also recommended by Joel Cutler. Both Mr. Eisenberg and Mr. Cutler were members of our Board at the time of their respective recommendation.
In evaluating the suitability of individual candidates (both new candidates and current Board members), the Nominating and Corporate Governance Committee, in recommending candidates to the Board, and the Board, in approving and recommending for election (and, in the case of vacancies, appointing) such candidates, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Nominating and Corporate Governance Committee and the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and / or executive compensation practices; and whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. In addition, the Board monitors the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. Although the Board does not have a formal written diversity policy with respect to the evaluation of director candidates, in its evaluation of director candidates, the Nominating and Corporate Governance Committee will consider factors including, without limitation, issues of character, integrity, judgment, and diversity, and with respect to diversity, such factors as gender, race, ethnicity, experience, and area of expertise, as well as other individual qualities and attributes that contribute to the total diversity of viewpoints and experience represented on the Board.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, Lemonade, Inc., 5 Crosby St. 3rd Floor, New York, New York 10013. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by other sources.
Communications from Interested Parties
Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of Lemonade, c/o Secretary, Lemonade, Inc. 5 Crosby Street, 3rd Floor, New York, New York 10013, who will forward such communications to the appropriate party. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Board Leadership Structure and Role in Risk Oversight
Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of our Company. Currently, the roles are combined, with Daniel Schreiber serving as Chairman of the Board and Chief Executive Officer. Our Board has determined that combining the roles of Chairman of the Board and Chief Executive Officer is in the best interests of our Company and its stockholders at this time because it promotes unified leadership by Mr. Schreiber and allows for a single, clear focus for management to execute the Company's strategy and business plans. For these reasons and because of the strong leadership of Mr. Schreiber, our Board has concluded that our current leadership structure is appropriate at this time.
However, our Board of Directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. Our Corporate Governance Guidelines provide that whenever the Chairman of the Board is also a member of management or is a director that does not otherwise qualify as an independent director, the independent directors may elect a lead director whose responsibilities include, but are not limited to, presiding over all meetings of the Board at which the Chairman of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the Chairman of the Board, as appropriate. Currently, Mr. Eisenberg serves as our Lead Independent Director.
Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Throughout the year, senior management reviews the risks facing us with the Board of Directors at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including risks related to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of the Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. The Board does not believe that its role in the oversight of our risks affects the Board's leadership structure.
Executive Sessions of Non-Management Directors
As provided in the Corporate Governance Guidelines, the non-management directors meet, without management directors or management present on a regularly scheduled basis, but no less than twice per year. The Company holds an executive session including only independent directors at least once per year. Our Lead Independent Director, Mr. Eisenberg, currently presides over executive sessions.

Code of Ethics
We have a written Code of Business Conduct and Ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We have posted a current copy of the Code of Business Conduct and Ethics on our investor relations website, investor.lemonade.com, in the “Governance” section under “Governance Documents.” In addition, we intend to post on our website all disclosures that are required by law or the NYSE rules concerning any amendments to, or waivers from, any provision of the Code of Business Conduct and Ethics.
Anti-Hedging Policy
Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause the incentives of an officer, director, or employee to no longer align with the Company’s other stockholders.
Attendance by Members of the Board of Directors at Meetings
There were 8 meetings of the Board of Directors during the fiscal year ended December 31, 2020. During the fiscal year ended December 31, 2020, each director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the director served during the period in which he or she served as a director.
Under our Corporate Governance Guidelines, which is available on our investor relations website at investor.lemonade.com, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to regularly prepare for and attend meetings of the Board and all committees on which the director sits (including separate meetings of the independent directors), with the understanding that, on occasion, a director may be unable to attend a meeting. A director who is unable to attend a meeting of the Board or a committee of the Board is expected to notify the Chairman of the Board or the Chair of the appropriate committee in advance of such meeting, and, whenever possible, participate in such meeting via teleconference in the case of an in-person meeting. We do not maintain a formal policy regarding director attendance at the Annual Meeting; however, we encourage our directors to attend the Annual Meeting.

COMMITTEES OF THE BOARD
Our Board has established three standing committees—Audit, Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.
The members of each of the Board committees and committee Chairpersons are set forth in the following chart.

Name	Audit	Compensation	Nominating and Corporate Governance
Joel Cutler	X	Chair
Michael Eisenberg		X	Chair
Irina Novoselsky	Chair
Silvija Martincevic		X	X
Caryn Seidman-Becker	X		X

Audit Committee
Our Audit Committee’s responsibilities include:
•appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
•discussing our risk management and risk assessment policies;
•establishing policies regarding hiring employees or former employees from the independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;
•meeting independently with our internal auditing staff (or other personnel responsible for the internal audit function) and with the independent registered public accounting firm and management; and
•reviewing and approving or ratifying any related person transactions.
The Audit Committee charter is available on our investor relations website at investor.lemonade.com. The members of the Audit Committee are Joel Cutler, Irina Novoselsky and Caryn Seidman-Becker. Ms. Novoselsky serves as the Chairperson of the committee. Our Board has affirmatively determined that each of Mr. Cutler, Ms. Novoselsky, and Ms. Seidman-Becker is independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to Audit Committee membership. Mr. Hutton previously served as Chair of the Audit Committee prior to his resignation on April 21, 2021, and our Board previously determined that he qualified as independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE Rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE Rules. In addition, our Board of Directors has determined that Mr. Cutler, Ms. Novoselsky and Ms. Seidman-Becker each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. No Audit Committee member currently serves on the audit committee of more than three public companies.
The Audit Committee met 5 times in 2020.
Compensation Committee
Our Compensation Committee is responsible for assisting the Board in the discharge of its responsibilities relating to the compensation of our executive officers. In fulfilling its purpose, our Compensation Committee has the following principal duties:
•reviewing and approving, or recommending for approval by the Board, the compensation of our Chief Executive Officer and our other executive officers;
•reviewing and approving, or recommending for approval by the Board, our cash and equity incentive plans;
•reviewing and making recommendations to the Board of Directors with respect to director compensation;
•reviewing and discussing annually with management our “Compensation Discussion and Analysis,” to the extent required; and
•reviewing and making recommendations to the Board regarding any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change of control for our Chief Executive Officer, and for our other executive officers.
The Compensation Committee generally considers the Chief Executive Officer’s recommendations when making decisions regarding the compensation of non-employee directors and executive officers (other than the Chief Executive Officer). Pursuant to the Compensation Committee’s charter, which is available on our investor relations website at investor.lemonade.com, the Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In 2020, the Compensation Committee engaged Radford Data & Analytics from Aon ("Radford"), a compensation consulting firm, to assist in making decisions regarding the amount and types of compensation to provide our executive officers and non-employee directors. As part of this process, the Compensation Committee reviewed a compensation assessment provided by Radford comparing our compensation to that of a group of peer companies within our industry and met with Radford to discuss our executive and non-employee director compensation and to receive input and advice. Radford reports directly to the Compensation Committee. The Compensation Committee has considered the adviser independence factors required under SEC rules as they relate to Radford and has determined that Radford’s work does not raise a conflict of interest.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.
The members of our Compensation Committee are Joel Cutler, Michael Eisenberg and Silvija Martincevic. Mr. Cutler serves as the Chairperson of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NYSE’s heightened independence standards for members of a compensation committee and as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act. Mr. Sadger previously served on the Compensation Committee prior to his resignation on April 21, 2021, and our Board previously determined that he qualified as an independent director under NYSE's heightened independence standards for members of the compensation committee.
The Compensation Committee did not meet in 2020, but acted by unanimous written consent during that year.

Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee’s responsibilities include:
• identifying individuals qualified to become board members;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each board committee;
•developing and recommending to the Board of Directors corporate governance guidelines; and
•overseeing an annual evaluation of the Board of Directors.
The Nominating and Corporate Governance Committee charter is available on our website at investor.lemonade.com. The members of our Nominating and Corporate Governance Committee are Michael Eisenberg, Silvija Martincevic and Caryn Seidman-Becker. Mr. Eisenberg serves as the Chairperson of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee qualifies as independent under the NYSE Rules. The Nominating and Corporate Governance Committee has the authority to consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Mr. Hutton previously served on the Nominating and Corporate Governance Committee prior to his resignation on April 21, 2021, and our Board previously determined that he qualified as independent under the NYSE Rules.
The Nominating and Corporate Governance Committee did not meet in 2020, but acted by unanimous written consent during that year.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2020, our “named executive officers” and their positions were as follows:
•Daniel Schreiber, Co-Founder and Chief Executive Officer;
•Shai Wininger, Co-Founder, President, Secretary and Chief Operating Officer;
•Tim Bixby, Chief Financial Officer;
•John Peters, Chief Insurance Officers; and
•Jorge Espinel, Chief Business Development Officer

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2019 and December 31, 2020.

Name and Principal Position	Year	Salary (1)	Option Awards (2)	All Other Compensation(1)		Total
Daniel Schreiber, Co-Founder and Chief Executive Officer	2020	$278,969	$—	$94,775	(3)	$373,744
	2019	$266,667	$—	$90,244	(3)	$356,911
Shai Wininger, Co-Founder, President, Secretary and Chief Operating Officer	2020	$278,969	$—	$98,284	(4)	$377,253
	2019	$266,667	$—	$93,168	(4)	$359,835
Tim Bixby, Chief Financial Officer	2020	$300,000	$—	$8,949	(5)	$308,949
	2019	$300,000	$4,552,259	$8,400	(5)	$4,860,659
John Peters, Chief Insurance Officer	2020	$410,000	$484,960	$8,904	(5)	$903,864
	2019	$425,000	$292,860	$8,400	(5)	$726,260
Jorge Espinel, Chief Business Development Officer	2020	$300,000	$1,155,847	$8,949	(5)	$1,464,796
	2019	$300,000	$642,430	$8,400	(5)	$950,830

(1)	For 2020, compensation amounts received in non-U.S. currency have been converted into U.S. dollars using an exchange rate of 3.4 New Israeli Shekel (“NIS”) per dollar (which was the average exchange rate for 2020). For 2019, compensation amounts received in non-U.S. currency have been converted into U.S. dollars using an exchange rate of 3.6 New Israeli Shekel (“NIS”) per dollar (which was the average exchange rate for 2019).
(2)	Amounts reflect the full grant-date fair value of stock options granted during 2019 and 2020 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual.

(3)	For 2020, amounts reflect (i) a contribution of $14,942 by the company to an Israeli pension plan, (ii) a contribution of $769 by the company as recuperation pay, (iii) a payment of $8,454 for unused vacation days, (iv) a company-paid car allowance and related expenses of $24,069, (v) a contribution of $23,238 by the Company to an Israeli severance fund, (vi) a contribution of $1,883 by the company to an Israeli disability fund, (vii) a contribution of $20,923 by the company for an Israeli education fund, and (viii) a contribution of $497 as a work from home allowance. For 2019, amount reflects (i) a contribution of $14,283 by the company to an Israeli pension plan, (ii) a contribution of $735 by the company as recuperation pay, (iii) a payment of $8,204 for unused vacation days, (iv) a company-paid car allowance and related expenses of $23,008, (v) a contribution of $22,213 by the company to an Israeli severance fund, (vi) a contribution of $1,800 by the company to an Israeli disability fund, and (vii) a contribution of $20,000 by the company for an Israeli education fund.
(4)	For 2020, amounts (i) a contribution of $16,006 by the company to an Israeli pension plan, (ii) a contribution of $769 by the company as recuperation pay, (iii) a payment of $8,454 for unused vacation days, (iv) a company-paid car allowance and related expenses of $27,125, (v) a contribution of $23,238 by the Company to an Israeli severance fund, (vi) a contribution of $1,273 by the company to an Israeli disability fund, (vii) a contribution of $20,923 by the company for an Israeli education fund, and (viii) a contribution of $497 as a work from home allowance. For 2019, amount reflects (i) a contribution of $14,283 by the company to an Israeli pension plan, (ii) a contribution of $735 by the company as recuperation pay, (iii) a payment of $8,204 for unused vacation days, (iv) a company-paid car allowance and related expenses of $25,929, (v) a contribution of $22,217 by the company to an Israeli severance fund, (vi) a contribution of $1,800 by the company to an Israeli disability fund, and (vii) a contribution of $20,000 by the company for an Israeli education fund.
(5)	For 2020, amounts reflect standard accrued 401(k) matching contributions for 2019, which were paid in 2020, along with a work from home allowance. For 2019, amount reflects standard accrued 401(k) matching contributions for 2019, which was paid in 2020.

Elements of the Company's Executive Compensation Program(1)

For the year ended December 31, 2020, the compensation for each named executive officer generally consisted of a base salary, standard employee benefits, and a retirement plan, as well as Company contributions to an Israeli education fund and Company-paid car allowances for Messrs. Schreiber and Wininger. Messrs. Peters and Espinel also received option awards in 2020. We do not provide annual cash bonuses to our named executive officers. These elements (and the amounts of compensation and benefits under each element) were selected because we believe they are necessary to help us attract and retain executive talent which is fundamental to our success. Below is a more detailed summary of the current executive compensation program as it relates to our named executive officers.

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to our Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role, and responsibilities. Each named executive officer’s initial base salary was provided in his employment agreement. The actual base salaries paid to each named executive officer for 2020 are set forth above in the Summary Compensation Table in the column entitled “Salary". In 2021, our Company intends to increase the base salaries paid to Messrs. Schreiber, Wininger and Bixby, to NIS 105,000 monthly, NIS 105,000 monthly and $450,000 annually, respectively.

Equity Compensation

We maintain an equity incentive plan, the 2020 Incentive Award Plan, referred to below as the 2020 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success. The maximum number of shares of common stock reserved under the 2020 Plan is (i) 3,750,000 shares of our common stock, (ii) any shares which, as of the 2020 Plan’s effective date, are available for issuance under the 2015 Plan, or are subject to awards under the 2015 Plan which are forfeited or lapse unexercised and (iii) an annual increase on the first day of each year beginning in 2021 and ending in and including 2030, equal to the lesser of (A) 5% of the outstanding shares of all classes of our common stock on the last day of the immediately preceding fiscal year and (B) such lesser amount as determined by our board of directors.
We also maintain the Lemonade, Inc. Amended and Restated 2015 Incentive Share Option Plan (the “2015 Plan”). Following our IPO, we do not make any new grants of awards under the 2015 Plan. Any unvested stock options granted pursuant to the 2015 Plan remain outstanding and continue to vest in accordance with their terms.
The 2015 Plan, and together with the 2020 Plan, the Equity Plans, provide our and our Israeli subsidiary’s employees (including the named executive officers), consultants, non-employee directors, and other service providers and those of our affiliates the opportunity to participate in the equity appreciation of our business through the receipt of options to purchase shares of our common stock. We believe that such stock options encourage a sense of proprietorship and stimulate interest in our development and financial success.
Pursuant to the 2020 Plan, we granted stock options to Mr. Espinel on November 4, 2020, covering 50,000 shares of our common stock, in connection with an annual award in the ordinary course, which shall vest and become exercisable as to 25% on November 4, 2021, and in 12 equal quarterly installments thereafter beginning on February 4, 2022. Option awards pursuant to the 2020 Plan are each scheduled to vest 25% on the first anniversary of the date of grant and in 12 equal quarterly installments thereafter, subject to the executive’s continued employment with the Company through each applicable vesting date.
Pursuant to the 2015 Plan, we granted stock options to Mr. Peters on March 19, 2020, covering 50,000 shares of our common stock, in connection with an annual award in the ordinary course, which shall vest and become exercisable as to 25% on March 19, 2021, and in 12 equal quarterly installments thereafter beginning on June 19, 2021. Option awards pursuant to the 2015 Plan are each scheduled to vest over a four-year period, subject to the executive’s continued employment with the Company through each applicable vesting date.

No other named executive officers were granted equity compensation in 2020.

As of December 31, 2020, stock options covering an aggregate of 4,944,711 shares of our common stock were outstanding under the Equity Plans.

On April 21, 2021 (the “2021 Grant Date”), each of Mr. Schreiber and Mr. Wininger received a grant of 600,000 stock options under the 2020 Plan (each, a “2021 Award”), which will vest in 16 equal quarterly increments over four years, such that each 2021 Award will be vested in full on the fourth anniversary of the 2021 Grant Date (the “2025 Full Vest Date”); provided, however, that the exercisability of the 2021 Award will be subject to the following conditions: (i) 25% of each 2021 Award, to the extent vested, will become exercisable if the average closing price during any 30 consecutive calendar day period occurring between the 2021 Grant Date and the 2025 Full Vest Date for the Company’s common stock equals or exceeds $126, (ii) 25% of each 2021 Award, to the extent vested, will become exercisable if the average closing price during any 30 consecutive calendar day period occurring between the 2021 Grant Date and the 2025 Full Vest Date for the Company’s common stock equals or exceeds $162, (iii) 25% of each 2021 Award, to the extent vested, will become exercisable if the average closing price during any 30 consecutive calendar day period occurring between the 2021 Grant Date and the 2025 Full Vest Date for the Company’s common stock equals or exceeds $198, and (iv) 25% of the 2021 Award, to the extent vested, will become exercisable if the average closing price during any 30 consecutive calendar day period occurring between the 2021 Grant Date and the 2025 Full Vest Date for the Company’s common stock equals or exceeds $234; provided, further, that in the event any portion of a 2021 Award has not become exercisable as of the 2025 Full Vest Date, such portion of such 2021 Award shall be automatically forfeited.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan for our U.S. employees, including our U.S.-based named executive officers, who satisfy certain eligibility requirements. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan, adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. For the year ended December 31, 2020, the Company approved contributions to match 100% of employee contributions to their 401(k) plans, up to 3% of each employee’s gross wages. These contributions amounted to $0.5 million for the year ended December 31, 2020. We do not maintain any defined benefit pension plans or deferred compensation plans for our named executive officers.
Our Israel-based employees, including our Israel-based named executive officers, are eligible to receive retirement benefits under the provident fund in Israel. We make annual contributions to such plan for our Israel-based named executive officers on the same terms as the contributions we make for all full-time Israel-based employees.
Employee Benefits and Perquisites

Health/Welfare Plans. All of our full-time U.S.-based employees, including our U.S.-based named executive officers, are eligible to participate in our health and welfare plans, including:

•medical, dental, and vision benefits;
•medical and dependent care flexible spending accounts;
•short-term and long-term disability insurance; and
•basic and supplemental life insurance and accidental death and dismemberment.

The Company provides an amount ranging from $900 to $2,000 per month (depending on whether an employee has a spouse and/or dependents) to all of our full-time U.S. employees, including our U.S.-based named executive officers, who participate in our health insurance plans, as a benefits supplement which can be used towards the health insurance premium payments under such plans. The Company may provide a payment of $200 per month if an employee elects not to participate in the health insurance plans. All of our U.S.-based named executive officers participate in our health insurance plans on the same terms as our other U.S. employees.

Messrs. Schreiber and Wininger each receive a car allowance from the Company. The actual car allowance amounts paid to Messrs. Schreiber and Wininger for 2020 are set forth above in the Summary Compensation Table in the column entitled “All Other Compensation.”

We believe the perquisites described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.
No Tax Gross-Ups
We do not make gross-up payments to cover our named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by our Company.

Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

					Option Awards		Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#)Exercisable	Number of Securities Underlying Unexercised Options (#)Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)(1)
Daniel Schreiber	—		—	—	—	—	—	—
Shai Wininger	—		—	—	—	—	—	—
Tim Bixby	6/1/17	(2)	—	—	—	—	43,750	5,359,375
	12/1/19	(3)	110,718	243,582	23.69	9/25/29	—	—
John Peters	3/8/17	(4)	—	—	—	—	6,250	765,625
	3/8/17	(5)	68,750	6,250	2.65	3/7/27	—	—
	3/28/18	(6)	34,375	15,625	5.26	3/27/28	—	—
	2/6/19	(7)	21,875	28,125	11.61	2/5/29	—	—
	3/19/20	(8)	—	50,000	24.36	3/18/30	—	—
Jorge Espinel	10/7/18	(9)	155,000	175,000	5.26	10/6/28	—	—
	12/1/19	(10)	15,625	34,375	23.69	9/25/29	—	—
	11/4/20	(11)	—	50,000	59.70	11/3/30	—	—

(1)	Represents the fair market value per share of our common stock of $122.50 on December 31, 2020, multiplied by the number of shares that had not vested as of that date.
(2)	25% of the restricted shares vested upon the first anniversary of the grant date, and the remaining 75% of the restricted shares vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date. The vesting will accelerate upon the occurrence of a “Change of Control” (as defined in the applicable stock purchase agreement). This award included 350,000 restricted shares and Mr. Bixby sold 70,000 of such vested restricted shares prior to December 31, 2020.
(3)	25% of the stock options vested upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date.
(4)	25% of the restricted shares vested upon the first anniversary of the grant date, and the remaining 75% of the restricted shares vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date. The vesting will accelerate upon the occurrence of a “Change of Control” (as defined in the applicable stock purchase agreement). This award included 100,000 restricted shares and Mr. Peters sold 31,463 of such vested restricted shares prior to December 31, 2020.
(5)	25% of the stock options vested upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date. This award includes 100,000 options and Mr. Peters exercised 25,000 of such vested options into shares of common stock prior to December 31, 2020.
(6)	25% of the stock options vest upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date.
(7)	25% of the stock options vest upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date.
(8)	25% of the stock options vest upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date. The vesting will accelerate upon the occurrence of a Transaction (as defined in the 2015 Plan) if Mr. Peters is not offered employment with the successor company on substantially similar terms to his employment with the Company or if he is terminated without Cause (as defined in Mr. Peters' employment agreement, described below) within 12 months following the Transaction.

(9)	25% of the stock options vest upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date. The vesting will accelerate upon the occurrence of a Transaction (as defined in the 2015 Plan) if Mr. Espinel is not offered employment with the successor company on substantially similar terms to his employment with the Company or if he is terminated without Cause (as defined in Mr. Espinel’s employment agreement, described below) within 12 months following the Transaction. This award included 350,000 stock options and Mr. Espinel sold 20,000 of such vested restricted shares prior to December 31, 2020.
(10)	25% of the stock options vest upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date. The vesting will accelerate upon the occurrence of a Transaction (as defined in the 2015 Plan) if Mr. Espinel is not offered employment with the successor company on substantially similar terms to his employment with us or if he is terminated without Cause (as defined in Mr. Espinel’s employment agreement, described below) within 12 months following a Transaction.
(11)	25% of the stock options vest upon the first anniversary of the grant date, and the remaining 75% vest in 12 equal quarterly installments thereafter, subject to continued service through each vesting date.

Executive Compensation Arrangements

Employment Arrangements

Daniel Schreiber

On July 1, 2015, the company entered into an employment agreement with Mr. Schreiber, which was subsequently amended and restated on July 7, 2020 (the “Schreiber Employment Agreement”), providing for his employment as Chief Executive Officer of the company. Mr. Schreiber’s employment with the company is at-will and either party may terminate the Schreiber Employment Agreement at any time with 90 days’ prior written notice of termination. The company may decide to terminate Mr. Schreiber’s employment effective as of such notice and instead pay Mr. Schreiber a lump sum in an amount equal to 90 days’ of his annual base salary.
The Schreiber Employment Agreement provides that Mr. Schreiber is entitled to a base salary of NIS 55,000 per month, which was increased to NIS 80,000 per month in March 2018 to better align his compensation with comparable executives within the company and the general market. Mr. Schreiber participates in a Managers Insurance Plan pursuant to which the company contributes 13.3% of his monthly salary. Mr. Schreiber participates in the provident fund in Israel, pursuant to which the company contributed $14,942 in fiscal 2020. In addition, the company contributes 7.5% of Mr. Schreiber’s monthly salary to an education fund, to which Mr. Schreiber also contributes 2.5% of his monthly salary.
Pursuant to the Schreiber Employment Agreement, upon termination of Mr. Schreiber’s employment by the company without Cause, subject to his execution and non-revocation of a release of claims, he will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of six months, (ii) fifty percent of his target annual bonus for the year in which termination occurs, (iii) six months of company contributions to his pension insurance, (iv) six months of company contributions to his education fund, (v) a company-paid car for six months and (vi) the acceleration of six months’ of vesting of any outstanding equity awards. If Mr. Schreiber is terminated in the period starting three months prior to a change in control and ending on the first anniversary of such change in control, Mr. Schreiber will instead be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of twelve months, (ii) one hundred percent of his target annual bonus for the year in which termination occurs, (iii) six months of company contributions to his pension insurance, (iv) six months of company contributions to his education fund, (v) a company-paid car for six months and (vii) full acceleration of any outstanding equity awards.
“Cause” is defined in the Schreiber Employment Agreement generally as (i) circumstances entitling the Company under any applicable law to terminate the employment of Mr. Schreiber without payment of severance pay; (ii) any material breach by Mr. Schreiber of the Schreiber Employment Agreement, any breach of the non-disclosure agreement or any breach of Mr. Schreiber’s fiduciary duties; (iii) Mr. Schreiber’s conviction of any felony involving moral turpitude and/or (iv) Mr. Schreiber’s willful failure to perform his responsibilities or duties, which, as a result, have a significant adverse effect on the company in clauses (ii) and (iv) above, but in each case only if Mr. Schreiber did not cure such breach within seven days of written notification of the same by the company.
Shai Wininger
On July 1, 2015, the company entered into an employment agreement with Mr. Wininger, which was subsequently amended and restated on July 7, 2020 (the “Wininger Employment Agreement”), providing for his employment as Chief Technology Officer of the company. Mr. Wininger’s employment with the company is at-will and either party may terminate the Wininger Employment Agreement at any time with 90 days’ prior written notice of termination. The company may decide to terminate Mr. Wininger’s employment effective as of such notice and instead pay Mr. Wininger a lump sum in an amount equal to 90 days’ of his annual base salary.

The Wininger Employment Agreement provides that Mr. Wininger is entitled to a base salary of NIS 55,000 per month, which was increased to NIS 80,000 per month in March 2018 to better align his compensation with comparable executives within the company and the general market. Mr. Wininger participates in a Managers Insurance Plan pursuant to which the company contributes 13.3% of his monthly salary. Mr. Wininger participates in the provident fund in Israel, pursuant to which the company contributed $16,006 in fiscal 2020. In addition, the company contributes 7.5% of Mr. Wininger’s monthly salary to an education fund, to which Mr. Wininger also contributes 2.5% of his monthly salary.
Pursuant to the Wininger Employment Agreement, upon termination of Mr. Wininger’s employment by the company without Cause, subject to his execution and non-revocation of a release of claims, he will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of six months, (ii) fifty percent of his target annual bonus for the year in which termination occurs, (iii) six months of company contributions to his pension insurance, (iv) six months of company contributions to his education fund, (v) a company-paid car for six months and (vi) the acceleration of six months’ of vesting of any outstanding equity awards. If Mr. Wininger is terminated in the period starting three months prior to a change in control and ending on the first anniversary of such change in control, Mr. Wininger will instead be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of twelve months, (ii) one hundred percent of his target annual bonus for the year in which termination occurs, (iii) six months of company contributions to his pension insurance, (iv) six months of company contributions to his education fund, (v) a company-paid car for six months and (vii) full acceleration of any outstanding equity awards.
“Cause” is defined in the Wininger Employment Agreement generally as (i) circumstances entitling the company under any applicable law to terminate the employment of Mr. Wininger without payment of severance pay; (ii) any material breach by Mr. Wininger of the Wininger Employment Agreement, any breach of the non-disclosure agreement or any breach of Mr. Wininger’s fiduciary duties; (iii) Mr. Wininger’s conviction of any felony involving moral turpitude; and/or (iv) Mr. Wininger’s willful failure to perform his responsibilities or duties, which, as a result, have a significant adverse effect on the company in clauses (ii) and (iv) above, but in each case only if Mr. Wininger did not cure such breach within seven days of written notification of the same by the company.
John Peters
On October 3, 2016, the company entered into an employment agreement with Mr. Peters, which was subsequently amended and restated on July 7, 2020 (the “Peters Employment Agreement”), providing for his position as Chief Underwriting Officer of the Company. Mr. Peters’ employment with the company is at-will and either party may terminate the Peters Employment Agreement without notice.
The Peters Employment Agreement provides that Mr. Peters is entitled to a base salary of $225,000 per year. On February 22, 2017, to better align his compensation with comparable executives in the general market, Mr. Peters received an increase in his annual base salary from $225,000 to $425,000. In 2020, upon mutual agreement between the company and Mr. Peters, Mr. Peters’ base salary was decreased from $425,000 to $410,000.
Upon termination of Mr. Peters’ employment by the company without Cause or if Mr. Peters resigns for Good Reason, Mr. Peters will be entitled to receive, subject to his execution and non-revocation of a release of claims, Mr. Peters will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of six months, (ii) fifty percent of his target annual bonus for the year in which termination occurs, (iii) payment of the company’s share of the premiums for participation in the company’s health plans pursuant to COBRA for the six-month period following termination and (iv) the acceleration of six months’ of vesting of any outstanding equity awards. If Mr. Peters is terminated in the period starting three months prior to a change in control and ending on the first anniversary of such change in control, Mr. Peters will instead be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of twelve months, (ii) one hundred percent of his target annual bonus for the year in which termination occurs,

(iii) payment of the remainder of premiums for participation in the company’s health plan pursuant to COBRA for the twelve-month period following termination and (iv) full acceleration of any outstanding equity awards.
“Cause” is defined in the Peters Employment Agreement generally as the following conduct of Mr. Peters: (i) Mr. Peters’ breach of any material provisions of the Peters Employment Agreement, provided that the company must notify Mr. Peters in writing within 30 days of the date such purported breach occurs, and Mr. Peters shall have 30 days from his receipt of notice to cure the purported violation, with the company’s reasonable cooperation during such period, further provided that only two such notices shall be required in any 12 month period; (ii) Mr. Peters’ material refusal to perform the duties assigned to him under or pursuant to the Peters Employment Agreement, which refusal has not been cured by Mr. Peters after receiving 10 days’ written notice of such breach, provided, however, that only two notices shall be required in any 12 month period; (iii) misappropriation of material funds or material property of the company so as to cause damage to the Company; (iv) violation any written policy of the company set forth in the company’s employee handbook, provided that the company must notify Mr. Peters in writing within 30 days of the date such purported violation occurs, and Mr. Peters shall have 30 days from his receipt of notice to cure the purported violation, with the company’s reasonable cooperation during such period; (v) a material breach of Mr. Peters’ duty of loyalty to the company; (vi) acts of material dishonesty by Mr. Peters that cause the company to be in violation of governmental regulations that subject the company either to material sanctions by governmental authority or to material civil liability to its employees or third parties; and (vii) disclosure or use of confidential information of the company, other than as specifically authorized and required in the performance of Mr. Peters’ duties.
“Good Reason” is defined in the Peters Employment Agreement generally as the occurrence of any of the following events: (i) a material reduction in Mr. Peters’ then effective base salary; (ii) a material reduction in Mr. Peters’ aggregate company-provided benefits below those in effect immediately prior to such change, if such reduction is not applied as part of an overall reduction in benefits in which Mr. Peters is treated proportionally with other employees, given his position, length of service, income, and other relevant factors customary for companies such as the company in the medical device industry at the time, unless Mr. Peters accepts such reduction in writing; (iii) a material reduction by the company of Mr. Peters’ duties or responsibilities; (iv) a failure or refusal of any acquiring or surviving corporation or other entity or person to assume the company’s obligations under the Peters Employment Agreement; or (v) any material breach by the company of any of the material provisions of the Peters Employment Agreement. In order to resign for Good Reason, (x) Mr. Peters must notify the company in writing of the occurrence of the Good Reason condition within 60 days of the occurrence of the condition, (y) Mr. Peters must cooperate in good faith with the company’s efforts during the 30-day cure period, and (z) the Good Reason condition must continue to exist and Mr. Peters must terminate his employment within 60 days after the end of the cure period.
Tim Bixby
On May 25, 2017, the Company gave Mr. Bixby an offer letter (the “Bixby Offer Letter”), providing for his position as Chief Financial Officer of the company and on July 7, 2020, the Company entered into a severance agreement with Mr. Bixby (the “Bixby Severance Agreement”, and together with the Bixby Offer Letter, the “Bixby Employment Arrangement”). Mr. Bixby’s employment with the company is at-will and either party may terminate Mr. Bixby’s employment at any time with 60 days’ prior written notice of termination, and the company may terminate Mr. Bixby’s employment for Cause without any notice. The company may decide to terminate Mr. Bixby’s employment effective as of such notice and instead pay Mr. Bixby a lump sum in an amount equal to 60 days’ of his annual base salary.
The Bixby Employment Arrangement provides that Mr. Bixby is entitled to a base salary of $300,000 per year.

Pursuant to the Bixby Employment Arrangement, upon termination of Mr. Bixby’s employment by the company without Cause, Mr. Bixby will be entitled to receive, subject to his execution and non-revocation of a release of claims, in addition to any accrued amounts, (i) his annual base salary for a period of six months, (ii) fifty percent of his target annual bonus for the year in which termination occurs, (iii) payment of the company’s share of the premiums for participation in the company’s health plans pursuant to COBRA for the six-month period following termination and (iv) the acceleration of six months’ of vesting of any outstanding equity awards. If Mr. Bixby is terminated in the period starting three months prior to a change in control and ending on the first anniversary of such change in control, Mr. Bixby will instead be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of twelve months, (ii) one hundred percent of his target annual bonus for the year in which termination occurs, (iii) payment of the remainder of premiums for participation in the company’s health plan pursuant to COBRA for the twelve-month period following termination and (iv) full acceleration of any outstanding equity awards.
“Cause” is defined in the Bixby Offer Letter generally as (i) Mr. Bixby’s conviction for any felony involving moral turpitude or affecting the company or any affiliated company; (ii) Mr. Bixby’s embezzlement of funds of the company or any affiliated company; (iii) any breach of Mr. Bixby’s fiduciary duties or duties of care towards the company or any affiliated company (including without limitation any disclosure of confidential information of the company or any affiliated company or any breach of a non-competition undertaking); (iv) any conduct in bad faith reasonably determined by the board of directors of the company to be materially detrimental to the company or, with respect to any affiliated company to be materially detrimental to either the company or such affiliated company; or (v) any breach of Mr. Bixby’s undertakings under his non-disclosure developments assignments and non-compete covenants with the company.
Jorge Espinel
On August 26, 2018, the company gave Mr. Espinel an offer letter (the “Espinel Offer Letter”), providing for his position as Chief Business Development Officer of the company and on July 7, 2020, the Company entered into a severance agreement with Mr. Espinel (the “Espinel Severance Agreement”, and together with the Espinel Offer Letter, the “Espinel Employment Arrangement”). Mr. Espinel’s employment with the company is at-will and either party may terminate Mr. Espinel’s employment for any reason other than for Cause at any time with 14 days’ prior written notice of termination. If the company terminates Mr. Espinel’s employment during the first two years of employment without Cause, the 14-day notice period will be replaced with a 90-day notice period. The company may decide to terminate Mr. Espinel’s employment effective as of such notice and instead pay Mr. Espinel a lump sum in the amount equal to 14 days or 90 days’ of his annual base salary, depending on the reason for termination. The company may terminate Mr. Espinel’s employment for Cause without any notice.
The Espinel Offer Letter provides that Mr. Espinel is entitled to a base salary of $300,000 per year, 350,000 stock options of company common stock, subject to four-year vesting, which were granted on October 7, 2018, and three additional grants of 50,000 stock options, two of which have been granted on December 1, 2019 and November 4, 2020, respectively, subject to 25% vesting on the first anniversary of the grant, followed by quarterly vesting for the next three years.
Pursuant to the Espinel Employment Arrangement, upon termination of Mr. Espinel’s employment by the company without Cause, Mr. Espinel will be entitled to receive, subject to his execution and non-revocation of a release of claims, Mr. Espinel will be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of six months, (ii) fifty percent of his target annual bonus for the year in which termination occurs, (iii) payment of the company’s share of the premiums for participation in the company’s health plans pursuant to COBRA for the six-month period following termination and (iv) the acceleration of six months’ of vesting of any outstanding equity awards. If Mr. Espinel is terminated in the period starting three months prior to a change in control and ending on the first anniversary of such change in control, Mr. Espinel will instead be entitled to receive, in addition to any accrued amounts, (i) his annual base salary for a period of twelve months, (ii) one hundred percent of his target annual bonus for the year in which termination occurs, (iii) payment of the remainder of premiums for participation in the company’s health plan pursuant to COBRA for the twelve-month period following termination and (iv) full acceleration of any outstanding equity awards.
“Cause” is defined in the Espinel Offer Letter generally as (i) Mr. Espinel’s conviction for any felony involving moral turpitude or affecting the company or any affiliated company; (ii) Mr. Espinel’s embezzlement of funds of the company or any affiliated company; (iii) any breach of Mr. Espinel’s fiduciary duties or duties of care towards the company or any affiliated company (including without limitation any disclosure of confidential information of the company or any affiliated company or any breach of a non-competition undertaking); or (iv) any conduct in bad faith reasonably determined by the board of directors of the company to be materially detrimental to the company or, with respect to any affiliated company, reasonably determined by the board of directors of such affiliated company to be materially detrimental to either the company or such affiliated company.
Equity Incentive Plans
Amended and Restated 2015 Incentive Share Option Plan
We currently maintain the 2015 Plan, as described above. Following our IPO, we do not make any new grants of awards under the 2015 Plan. Any unvested stock options granted pursuant to the 2015 Plan remain outstanding and continue to vest in accordance with their terms.
Stock Purchase Agreements
On October 3, 2016 and March 8, 2017, we entered into stock purchase agreements with Mr. Peters, covering 231,524 restricted shares and 100,000 restricted shares, respectively. On June 1, 2017, we entered into a stock purchase agreement with Mr. Bixby, covering 350,000 restricted shares.
2020 Incentive Award Plan
We currently maintain the 2020 Plan, as described above, pursuant to which we may grant cash and equity-based incentive awards to eligible service providers in order to attract, motivate and retain the talent for which we compete.
2020 Employee Stock Purchase Plan
We currently maintain, but have not yet implemented, the 2020 Employee Stock Purchase Plan, which provides increased flexibility to grant options to purchase shares to U.S. and non-U.S. employees.

Director Compensation

None of our directors received any compensation for their service on our board in 2020.

Pursuant to our Non-Employee Director Compensation Policy, each non-employee director who is initially elected or appointed following our IPO will receive an annual cash fee of $20,000, earned on a quarterly basis. Each audit committee member will receive either an additional annual cash fee of $20,000 for service as the chair of our audit committee or an additional annual cash fee of $7,500 for service on our audit committee, each earned on a quarterly basis. Each compensation committee member will receive either an additional annual cash fee of $10,000 for service as the chair of our compensation committee or an additional annual cash fee of $5,000 for service on our compensation committee, each earned on a quarterly basis. Each nominating and corporate governance committee member will receive either an additional annual cash fee of $7,500 for service as the chair of our nominating and corporate governance committee or an additional annual cash fee of $3,500 for service on our nominating and corporate governance committee, each earned on a quarterly basis. Each director will also receive an initial restricted stock unit award upon the commencement of such director’s service with a grant date value of $175,000, which will vest in three equal annual installments on the first three anniversaries of such director’s start date. Following each annual shareholders meeting, each director will receive an annual restricted stock unit award with a grant date value of $150,000 which will vest on the first anniversary of the date of grant. In each of these cases, awards are subject to the non-employee director continuing in service through each applicable vesting date, and subject to accelerated vesting upon a change in control (as defined in the 2020 Plan).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to holdings of our common stock by (i) stockholders who beneficially owned more than 5% of the outstanding shares of our common stock and (ii) each of our directors (which includes all nominees), each of our named executive officers and all directors and executive officers as a group as of April 21, 2021, unless otherwise indicated.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Unless otherwise indicated, the address of all listed stockholders is c/o Lemonade, Inc., 5 Crosby Street, New York, New York 10013. Each of the stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the stockholder unless noted otherwise.
We have based our calculation of the percentage of beneficial ownership on 61,379,861 shares of our common stock outstanding as of April 21, 2021.

	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
SoftBank Group Capital Ltd. (1)	11,983,384	19.5%
Baillie Gifford & Co (2)	3,282,302	5.3%
Named Executive Officers and Directors
Daniel Schreiber (3)	14,683,543	23.9%
Shai Wininger (4)	15,367,043	25.0%
Tim Bixby(5)	362,862	*
John Peters (6)	168,412	*
Jorge Espinel (7)	167,500	*
Joel Cutler (8)	2,075,147	3.4%
Michael Eisenberg (9)	2,878,269	4.7%
Silvija Martincevic	—	*
Irina Novoselsky	—	*
Mwashuma Nyatta (10)	11,983,384	19.5%
Caryn Seidman-Becker (11)	78,125	*
All executive officers and directors as a group (11 persons) (12)	23,797,517	38.8%

*	Represents beneficial ownership of less than 1%.
(1)
Based solely on a Schedule 13G filed on February 12, 2021. Consists of 11,983,384 shares of common stock held by SoftBank Group Capital Ltd. The address for this entity is 69 Grosvenor Street, London, England, United Kingdom W1K 3JP. SoftBank Group Capital Ltd. has delegated all of its voting and dispositive power over the shares it holds to a three-member joint investment committee consisting of Mr. Schreiber, Mr. Wininger and Mr. Nyatta, which shall act by unanimous consent. Each of the members of the joint investment committee disclaims beneficial ownership of such shares.

(2)
Based solely on a Schedule 13G filed on January 28, 2021. Baillie Gifford & Co. has sole voting power over 3,205,799 shares and sole dispositive power over 3,282,302 shares of common stock. The shares beneficially owned by Baillie Gifford & Co. are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for these entities is Calton Square, 1 Greenside Row, Edinburgh EH1 3AN, Scotland UK.

(3)
Based solely on a Schedule 13G filed on February 16, 2021. Consists of (i) 50,000 shares of common stock, (ii) 2,650,159 shares of common stock held by Dan and Dan Ltd. and (iii) 11,983,384 shares of common stock held by SoftBank Group Capital Ltd.. Mr. Schreiber is the Chief Executive Officer of Dan and Dan Ltd. and has the sole power to vote or dispose of the shares of the common stock held by Dan and Dan Ltd. Mr. Schreiber is a member, together with Mr. Wininger and Mr. Nyatta, of a joint investment committee, which shall act by unanimous consent, having sole voting and dispositive control over the shares of common stock held by SoftBank Group Capital Ltd. Each of the members of the joint investment committee disclaims beneficial ownership of such shares.

(4)
Based solely on a Schedule 13G filed on February 16, 2021. Consists of (i) 3,383,659 shares of common stock and (ii) 11,983,384 shares of common stock held by SoftBank Group Capital Ltd. Mr. Wininger is a member, together with Mr. Schreiber and Mr. Nyatta, of a joint investment committee, which shall act by unanimous consent, having sole voting and dispositive control over the shares of common stock held by SoftBank Group Capital Ltd. Each of the members of the joint investment committee disclaims beneficial ownership of such shares.

(5)	Consists of (i) 230,000 shares of common stock and (ii) 132,862 shares of common stock subject to options held by Mr. Bixby that are exercisable within 60 days of April 21, 2021.
(6)	Consists of (i) 11,537 shares of common stock and (ii) 156,875 shares of common stock subject to options held by Mr. Peters that are exercisable within 60 days of April 21, 2021.
(7)	Consists of 167,500 shares of common stock subject to options held by Mr. Espinel that are exercisable within 60 days of April 21, 2021.
(8)
Consists of (i) 1,440 shares of common stock held by Joel E. Cutler Family 2012 GST Trust (the “Cutler Trust”), (ii) 11,428 shares of common stock held by Mr. Cutler, (iii) 955,322 shares of common stock held by General Catalyst Group VIII, L.P. ("GC Group VIII"), and (iv) 1,106,957 shares of common stock held by General Catalyst Group VIII, Supplemental, L.P. ("GC Group VIII Supplemental"). Mr. Cutler’s spouse is a trustee of the Cutler Trust. Mr. Cutler disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. General Catalyst GP VIII, LLC ("GC VIII LLC") is the general partner of General Catalyst Partners VIII, L.P., which is the general partner of GC Group VIII and GC Group VIII Supplemental. General Catalyst Group Management, LLC ("GCGM") is the manager of GC VIII LLC. General Catalyst Group Management Holdings, L.P. ("GCGMH") is the manager of GCGM. General Catalyst Group Management Holdings GP, LLC ("GCGMH LLC") is the general partner of GCGMH. Mr. Cutler is a managing director of GCGMH LLC and shares voting and investment power over the shares held by GC Group VIII and GC Group VIII Supplemental. However, Mr. Cutler disclaims beneficial ownership over such shares except to the extent of his pecuniary interest therein.

(9)
Consists of (i) 2,534,375 shares of common stock held through Aleph, L.P., (ii) 252,185 shares of common stock held through Aleph-Aleph, L.P., and (iii) 91,709 shares of common stock held by Mr. Eisenberg. Aleph Equity Partners, L.P. is the general partner of Aleph, L.P. and Aleph-Aleph, L.P., and Aleph EP, Ltd is the general partner of the Aleph Equity Partners, L.P., Aleph Equity Partners, L.P. and Aleph EP, Ltd may be deemed to have sole power to vote and dispose of the shares held through Aleph, L.P. and Aleph-Aleph, L.P. Mr. Eisenberg is a director of Aleph EP, Ltd. and may be deemed to have shared power to vote and dispose of the shares held by each of these entities.

(10)
Based solely on a Schedule 13G filed on February 12, 2021. Consists of 11,983,384 shares of common stock held by SoftBank Group Capital Ltd. Mr. Nyatta is a member, together with Mr.Schreiber and Mr Wininger, of the joint investment committee, which shall act by unanimous consent, having sole voting and dispositive control over the common stock held by SoftBank Group Capital Ltd. Each of the members of the joint investment committee disclaims beneficial ownership of such shares, except for Mr. Nyatta to the extent of his pecuniary interest therein. Mr. Nyatta's address is c/o Softbank Group Capital Ltd., 1 Circle Star Way, San Carlos, California 94070.

(11)	Consists of 78,125 shares of common stock subject to options held by Ms. Seidman-Becker that are exercisable within 60 days of April 21, 2021.
(12)
Consists of (i) 23,262,155 shares of common stock and (ii) 535,362 shares of common stock subject to options held by all our current directors and executive officers as a group that are exercisable within 60 days of April 21, 2021.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. Under the policy, our legal department is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. In addition, any potential related person transaction that is proposed to be entered into by the Company must be reported to the General Counsel by both the related person and the person at the Company responsible for such potential related person transaction. If our legal department determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our General Counsel is required to present to the Audit Committee all relevant facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant facts and circumstances of each related person transaction, including if the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related person’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If advance Audit Committee approval of a related person transaction requiring the Audit Committee’s approval is not feasible, then the transaction may be preliminarily entered into by management upon prior approval of the transaction by the chair of the Audit Committee subject to ratification of the transaction by the Audit Committee at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least annually of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.
The following are certain transactions, arrangements and relationships with our directors, executive officers and stockholders owning 5% or more of our outstanding common stock, or any member of the immediate family of any of the foregoing persons, since January 1, 2020, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation.”
Investors’ Rights Agreement
We are party to an Amended and Restated Investors’ Rights Agreement (the “Investors’ Rights Agreement”), dated as of June 26, 2019, with certain holders of our capital stock, including, among others, affiliates of Aleph, L.P., General Catalyst Partners, Sequoia Capital, SoftBank Group Corp., and XL Innovate Fund. Under our Investors’ Rights Agreement, certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing. Pursuant to the Investors’ Rights Agreement, certain holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act. Certain of our holders exercised their piggyback registration rights, as described below, pursuant to the Investors’ Rights Agreement and sold shares an aggregate of 1,524,314 shares in a follow-on offering that closed in January 2021 for aggregate proceeds to them of $243.0 million, before expenses.

The registration rights set forth in the Investors’ Rights Agreement will expire (a) four years following the completion of our IPO, (b) with respect to any particular stockholder, when such stockholder is able to sell all of its shares pursuant to Rule 144 of the Securities Act or holds 1% or less of the Company’s outstanding common stock and all Registrable Securities (as such term is defined in the Investors’ Rights Agreement) held by such holder can be sold in any three month period, in compliance with Rule 144, or (c) after the consummation of a liquidation event under the terms of the Amended and Restated Certificate of Incorporation. We will pay the registration expenses (other than underwriting discounts and commissions) of the holders of the shares registered pursuant to the registrations described below. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.
Demand Registration Rights
Certain holders under the Investors’ Rights Agreement are entitled to certain demand registration rights. At any time beginning six months after the effective date of our IPO, the holders of at least a majority of these shares then outstanding can request that we register the offer and sale of their shares. Such request for registration must cover securities, the anticipated aggregate public offering price of which is at least $15 million. We are obligated to effect only two such registrations that have been declared or ordered effective. If we determine in good faith that it would be seriously detrimental to us and our stockholders to effect such a demand registration, we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.
Piggyback Registration Rights
If we propose to register the offer and sale of shares of our common stock under the Securities Act, in connection with the public offering of such common stock certain holders will be entitled to certain “piggyback” registration rights allowing such holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to (i) a registration pursuant to the demand registration rights described above, (ii) a registration in which the only common stock being registered is common stock issuable upon conversion of debt securities that are also being registered, (iii) a registration related to any stock plan, (iv) a corporate reorganization or other transaction covered by Rule 145 promulgated under the Securities Act, or (v) a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the public offering of our common stock, the holders of these shares are entitled to notice of the registration and have the right, subject to certain limitations, to include their shares in the registration.
S-3 Registration Rights
Under the Investors’ Rights Agreement, holders of at least 20% of the registrable securities may make a written request that we register the offer and sale of their shares on a registration statement on Form S-3. The Company will not be obligated to effect any such registration if (i) Form S-3 is not available for such offering by the holders, (ii) the holders, together with the holders of any other securities of the company entitled to inclusion in such registration, propose to sell securities at an aggregate price to the public of less than $10 million, net of any underwriters’ discounts or commissions, (iii) the Company has effected two registrations on Form S-3 within the 12-month period preceding the date of the request, and (iv) the Company determines in good faith that it would be seriously detrimental to us and our stockholders to effect such a registration, in which case we have the right to defer such registration, not more than once in any 12-month period, for a period of up to 90 days.
Other Transactions
We use the services of a travel agency owned by a relative of one of our directors. During the year ended December 31, 2020, we incurred travel related expenses in the amount of approximately $0.1 million in connection with these services.

We have leased office space in the United States and the Netherlands from an affiliate. Rental expense recorded for the year ended December 31, 2020 was $0.1 million. In November 2020, we signed a lease agreement for office space in Israel from an affiliate.
In February 2020, we issued 500,000 shares of our common stock to the Lemonade Foundation, a 501(c)(4) social welfare organization established under Arizona law, as its initial endowment. Two of our directors serve on the board of directors of the Lemonade Foundation. During the year ended December 31, 2020, we recorded $12.2 million of non-cash expense within general and administrative expense in connection with the initial contribution. As of December 31, 2020, we had a receivable of $0.1 million from the Lemonade Foundation in connection with certain expenses paid for by us on behalf of the Lemonade Foundation.
Limitation on Liability and Indemnification of Officers and Directors
We have entered into indemnification agreements with our directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted by Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.
In addition, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our Amended and Restated Bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our Amended and Restated Bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.
The limitation of liability and indemnification provisions that are included in our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, and indemnification agreements with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.
At present, we are not aware of any pending litigation or proceeding involving any person who is or was one of our directors, officers, employees, or other agents or is or was serving at our request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of our board of directors.

STOCKHOLDERS' PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2022 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 5 Crosby St. 3rd Floor, New York, New York 10013 in writing not later than December 31, 2021.
Stockholders intending to present a proposal at the 2022 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting of Stockholders no earlier than February 9, 2022 and no later than March 11, 2022. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2022 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 9, 2022, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the 90th day prior to the 2022 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting of Stockholders is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

LEMONADE'S ANNUAL REPORT ON FORM 10-K

A copy of Lemonade’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 16, 2021 without charge upon written request addressed to:
Lemonade, Inc.
Attention: Secretary
5 Crosby Street, 3rd Floor
New York, New York 10013

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com and on our investor relations website at investor.lemonade.com.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.
By Order of the Board of Directors
Shai Wininger, President, Chief Operating Officer and Secretary
New York, New York

April 30, 2021

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LMND2021**

You may attend the meeting via the Internet and vote during the meeting. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D48012-P52505 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LEMONADE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Class I Directors:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Daniel Schreiber
02) Michael Eisenberg
03) Caryn Seidman-Becker

The Board of Directors recommends you vote FOR the following proposal:

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D48013-P52505

LEMONADE, INC.
Annual Meeting of Stockholders
June 9, 2021 10:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Lemonade, Inc., hereby appoint(s) Daniel Schreiber and Shai Wininger, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Lemonade, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM Eastern Time on June 9, 2021, via a live webcast at www.virtualshareholdermeeting.com/LMND2021, and any adjournment, continuation or postponement thereof.

Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if any nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting of Stockholders by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side